                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A
                               (Amendment No. 1)

                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                              February 28, 1996
                          ----------------------------
                        (Date of earliest event reported)





                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of Registrant as specified in its charter)



        Maryland                 33-69482                   52-1494660
(State of incorporation)  (Commission File Number)         (IRS Employer
                                                       Identification Number)



               2000 W. 41st Street, Baltimore, Maryland 21211-1420
               ---------------------------------------------------
               (Address of principal executive offices)(Zip code)




       Registrant's telephone number, including area code: (410) 467-5005
                                                           ---------------

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

       The financial statements required by this item are submitted in a separate section beginning on page 1 of this report.


                                                                                 Page
FLINT T.V., INC.
Report of Independent Public Accountants............................................1

Balance Sheets as of December 31, 1995 and December 31, 1994........................2

Statements of Operations for the Years Ended December 31, 1995 and
         December 31, 1994..........................................................3

Statements of Changes in Stockholder's Equity for the Years Ended...................
         December 31, 1995 and December 31, 1994....................................4

Statements of Cash Flows for the Years Ended December 31, 1995
         and December 31, 1994......................................................5

Notes to Financial Statements.......................................................6


(b)      Pro Forma Financial Information

         The pro forma financial information required by this item is submitted on pages 9 through 13 of this report.


(c)      Exhibits

2.01 Asset Purchase Agreement dated as of May 9, 1995 among Flint T.V., Inc. (as seller) and Sinclair Broadcast Group, Inc. (as buyer) (exhibits and schedules have been omitted and the Registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon its request)

2.02 Real Estate Purchase Agreement dated as of February 26, 1995 among Flint T.V., Inc. (as seller) and Sinclair Broadcast Group, Inc. (as buyer) (exhibits and schedules have been omitted and the Registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon its request)

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

The following Pro Forma Consolidated Financial Data includes the unaudited pro forma consolidated balance sheet as of December 31, 1995 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 (the "Pro Forma Consolidated Statement of Operations"). The unaudited Pro Forma Consolidated Balance Sheet and the unaudited Pro Forma Consolidated Statement of Operations are adjusted to give effect to the consummation of the acquisition of the assets of Flint T.V., Inc. ("Flint") (former owner of WSMH).

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto and the financial statements and related notes thereto of Flint. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's financial position or results of operations would have been had the above event occurred on the date specified or to project the Company's financial position or results of operations for or at any future period or date.

                                                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          AS OF DECEMBER 31, 1995
                                                           (DOLLARS IN THOUSANDS)
                                                                 (UNAUDITED)


                                                                         Consolidated        Flint       Pro Forma
                                                                           Historical       TV, Inc     Adjustments    Pro Forma
                                                                           ----------     -----------    -----------    ---------
                              ASSETS
CURRENT ASSETS:
     Cash, including cash equivalents................................      $ 112,450     $              $ (34,400)(b)   $  78,050
     Accounts receivable, net of allowance for doubtful
        accounts.....................................................         50,022                                       50,022
     Current portion of program contract costs.......................         18,036            378                        18,414
     Deferred barter costs...........................................          1,268                                        1,268
     Prepaid expenses and other current assets.......................          1,972                                        1,972
     Deferred tax asset..............................................          4,565                                        4,565
                                                                         -----------    -----------     ----------    -----------
               Total current assets..................................        188,313            378       (34,400)        154,291
PROPERTY AND EQUIPMENT, net..........................................         42,797          2,276                        45,073
PROGRAM CONTRACT COSTS, less current portion.........................         19,277            744                        20,021
LOANS TO OFFICERS AND AFFILIATES, net................................         11,900                                       11,900
NON-COMPETE AND CONSULTING AGREEMENTS, net...........................         30,379                                       30,379
DEFERRED TAX ASSET...................................................         16,462                                       16,462
OTHER ASSETS.........................................................         27,355                       (1,000)(b)      26,355
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.........................        268,789         33,905                       302,694
                                                                         ===========    ===========     ==========    ===========
               Total Assets..........................................      $ 605,272    $    37,303    $  (35,400)      $ 607,175
                                                                         ===========    ===========     ==========    ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts Payable................................................      $  2,187     $              $                $   2,187
     Income Taxes Payable............................................         3,944                                         3,944
     Accrued Liabilities.............................................        20,720                                        20,720
     Current portion of long-term liabilities-
        Notes payable and commercial bank financing..................         1,133                                         1,133
        Capital leases payable.......................................           524                                           524
        Notes and capital leases payable to affiliates...............         1,867                                         1,867
        Program contracts payable....................................        26,395             848                        27,243
     Deferred barter revenues........................................         1,752                                         1,752
                                                                         -----------    -----------     ----------    -----------
               Total current liabilities.............................        58,522             848              -         59,370
LONG-TERM LIABILITIES
     Notes payable and commercial bank financing.....................       400,644                                       400,644
     Capital leases payable..........................................            44                                            44
     Notes and capital leases payable to affiliates..................        13,959                                        13,959
     Program contracts payable.......................................        30,942           1,055                        31,997
     Other long-term liabilites......................................         2,442                                         2,442
                                                                         -----------    -----------     ----------    -----------
               Total liabilities.....................................       506,553           1,903              -        508,456
                                                                         -----------    -----------     ----------    -----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY.........................         2,345               -              -          2,345
                                                                         -----------    -----------     ----------    -----------
COMMITMENTS AND CONTINGENCIES........................................
STOCKHOLDERS' EQUITY.................................................
     Preferred stock, $.01 par value, 5,000,000 shares
        authorized and -0- outstanding...............................             -                                             -
     Class A Common stock, $.01 par value, 35,000,000
        shares authorized and -0- and 5,750,000 shares
        issued and outstanding, respectively.........................            58                                            58
     Class B Common stock, $.01 par value, 35,000,000
        shares authorized and 29,000,000 shares issued
        and outstanding..............................................           290                                           290
     Additional paid-in-capital......................................       116,089                                       116,089
     Accumulated deficit.............................................       (20,063)                                      (20,063)
                                                                         -----------    -----------     ----------    -----------
               Total stockholders' equity............................        96,374              -               -         96,374
                                                                         -----------    -----------     ----------    -----------
               Total Liabilities and Stockholders' Equity............      $605,272     $    1,903     $         -      $ 607,175
                                                                         ===========    ===========     ==========    ===========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

(a) The Flint TV, Inc. column reflects the assets and liabilities acquired in connection with the purchase of WSMH. Total acquired intangibles are calculated as follows:




      Purchase price ................................... $ 35,400
           Add: Liabilities acquired -
                Current ................................      848
                Long - term ............................    1,055
           Less:Assets acquired
                Current portion of program contracts ...     (378)
                Non-current portion of program contracts     (744)
                Property and equipment .................   (2,276)
                                                         --------
                Acquired intangibles ................... $ 33,905
                                                         ========


(b) In July 1995, the Company exercised its option to purchase WSMH in Flint, Michigan for an option exercise price of $1 million. In February 1996, the Company consummated the acquisition for a purchase price of $35.4 million at which time the balance due of $34.4 million was paid from the Company's existing cash balance.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                      Consolidated      Flint       Pro Forma
                                                       Historical    TV, Inc.(a)   Adjustments       Pro Forma
                                                       ----------     --------     -----------       ---------
REVENUES:
  Station broadcast revenues, net                      $ 187,934      $ 7,217     $      -            $195,151
  Revenues realized from station barter arrangements      18,200                                        18,200
                                                       ---------      -------     ---------           --------
        Total revenues..........................         206,134        7,217            -             213,351
                                                       ---------      -------     ---------           --------
OPERATING EXPENSES:
  Program and production........................          22,563          511                           23,074
  Selling, general and administrative...........          41,763        2,114                           43,877
  Expenses realized from station barter arrangements      16,120                                        16,120
  Amortization of program contract costs and net
    realizable value adjustments................          29,021          897                           29,918
  Depreciation and amortization of property                5,400           21           171 (b)          5,592
  Amortization of acquired intangible broadcasting
    assets, non-compete and consulting agreements
    and other assets............................          45,989           12           991 (c)         46,992
                                                       ---------      -------     ---------           --------
        Total operating expenses................         160,856        3,555         1,162            165,573
                                                       ---------      -------     ---------           --------
        Broadcast operating income (loss).......          45,278        3,662        (1,162)            47,778
                                                       ---------      -------     ---------           --------

OTHER INCOME (EXPENSE):
  Interest and amortization of debt discount exp        (39,253)                                       (39,253)
  Interest (expense)............................              -             -        (1,924)(d)         (1,924)
  Interest income...............................          3,942            81          (736)(d)          3,287
  Other income..................................            221            41                              262
                                                       ---------      -------     ---------           --------
        Income (loss) before (provision) benefit
            for income taxes and extraordinary items     10,188         3,784        (3,822)            10,150

(PROVISION) BENEFIT FOR INCOME TAXES............         (5,200)       (1,514)        1,529 (e)         (5,185)
                                                       ---------      -------     ---------           --------
        Net income (loss) before extraordinary items      4,988         2,270        (2,293)             4,965

EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of related
    income tax benefit..........................         (4,912)           -             -              (4,912)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDE       $     76       $ 2,270     $  (2,293)          $     53
                                                       =========      =======     =========           ========
EARNINGS PER COMMON SHARE
        Net income before extraordinary items...       $   0.15                                       $   0.15
        Extraordinary items.....................       $  (0.15)                                      $  (0.15)
                                                       ---------      -------     --------            --------
Net income per common share.....................       $      -                                       $   0.00
                                                       =========      =======     =========           ========

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousand         32,198                                         32,198
                                                       =========      =======     =========           ========

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in thousands)

(a) The Flint TV, Inc. column reflects the results of operations for WSMH for the year ended December 31, 1995 as the purchase transaction was consummated in February 1996.




(b) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by WSMH. Tangible assets are to be depreciated over lives ranging from three to 35 years, calculated as follows:





  Depreciation expense on acquired assets................. $    192

  Less: Depreciation expense recorded by WSMH.............      (21)
                                                           --------

  Pro forma adjustment.................................... $    171
                                                           ========

(c) To record amortization expense related to acquired intangible assets and eliminate amortization expense recorded by WSMH. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:





  FCC license............................................. $    283
  Non-compete agreement...................................       50
  Goodwill................................................      670
                                                           --------
                                                              1,003

  Less: Intangible amortization recorded by WSMH..........      (12)
                                                           --------
  Pro forma adjustment.................................... $    991
                                                           ========


(d) To record interest expense on acquisition financing of $34,400 (in Credit Facility with commercial bank at 8.4% for 8 months), to eliminate interest income on public debt proceeds of $34,400 (with commercial bank at 5.7% for 4 months) and to eliminate interest expense and interest income recorded by WSMH.






                                                          Interest    Interest
                                                          Expense      Income
                                                          -------      ------
  Interest expense and interest income adjustment
  as noted above................................           $1,924    $   (655)

  Less: Interest expense and interest income recorded
  by WSMH.......................................                -         (81)
                                                           ------    --------

  Pro forma adjustment..........................           $1,924    $   (736)
                                                           ======    ========


(e) To record tax benefit of pro forma adjustments at applicable statutory rates.

                           FLINT TV, INC.

                           FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1995 AND 1994
                           TOGETHER WITH REPORT OF
                           INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

We have audited the accompanying balance sheets of Flint TV, Inc. (a Michigan corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flint TV, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






Baltimore, Maryland,
     March 29, 1996

                                                  FLINT TV, INC.
                                                  --------------



                                                  BALANCE SHEETS
                                                  --------------

                                         AS OF DECEMBER 31, 1995 AND 1994
                                         --------------------------------


                                                                                      1995               1994
                                                                                      ----               ----
                                    ASSETS
                                    ------
CURRENT ASSETS:
    Cash and cash equivalents                                                     $    108,900       $    491,300
    Short-term investments                                                           1,247,900            956,300
    Accounts receivable, net of allowance for doubtful
        accounts of $86,000 as of 1995 and 1994                                      1,999,700          1,682,200
    Current portion of program contract costs                                          378,400            315,100
    Other current assets                                                                64,500             58,000
                                                                                    ----------        -----------
           Total current assets                                                      3,799,400          3,502,900

    Property and equipment, net                                                         34,000             52,300

    Program contract costs, noncurrent portion                                         743,900            370,000

    Intangible assets, net                                                             210,000            221,500

    Other assets                                                                       303,800            199,500
                                                                                    ----------        -----------
           Total assets                                                           $  5,091,100       $  4,346,200
                                                                                    ==========        ===========
                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                                              $     12,500       $     39,000
    Accrued liabilities                                                                256,800            354,200
    Current portion of program contracts payable                                       848,000            457,700
    Due to related parties                                                              11,600              7,000
    Unearned revenue                                                                    18,800             74,000
    Deposit on sale                                                                  1,000,000                 -
                                                                                    ----------        -----------
           Total current liabilities                                                 2,147,700            931,900

LONG-TERM LIABILITIES:
    Program contracts payable, noncurrent portion                                    1,054,600            668,900
                                                                                    ----------        -----------
           Total liabilities                                                         3,202,300          1,600,800

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Common stock, no par value; 500 shares authorized, issued
        and outstanding                                                                     -                  -
    Additional paid-in capital                                                       9,026,000          9,026,000
    Accumulated deficit                                                             (7,137,200)        (6,280,600)
                                                                                    ----------        -----------
           Total stockholder's equity                                                1,888,800          2,745,400
                                                                                    ----------        -----------
           Total liabilities and stockholder's equity                             $  5,091,100       $  4,346,200
                                                                                    ==========        ===========

      The accompanying notes are an integral part of these balance sheets.

                                 FLINT TV, INC.
                                 --------------


                            STATEMENTS OF OPERATIONS
                            ------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------



                                                        1995            1994
                                                    ----------      ----------
ADVERTISING REVENUES, net of agency commissions
    of $539,900 and $465,000, respectively        $  7,217,100    $  6,390,000
                                                    ----------      ----------
OPERATING EXPENSES:
    Programming and production                         511,100       1,684,700
    Selling, general and administrative              2,114,900       1,858,500
    Amortization of program contract rights            896,900         881,600
    Depreciation and amortization of property
        and equipment                                   20,600          46,900
    Amortization of intangible assets                   11,500          11,500
                                                    ----------      ----------
           Total operating expenses                  3,555,000       4,483,200
                                                    ----------      ----------
           Broadcast operating income                3,662,100       1,906,800
                                                    ----------      ----------
OTHER INCOME:
    Interest income                                     80,800          46,100
    Other income                                        40,500           9,100
                                                    ----------      ----------
           Total other income                          121,300          55,200
                                                    ----------      ----------
           Net income                             $  3,783,400    $  1,962,000
                                                    ==========      ==========

PRO FORMA NET INCOME AFTER IMPUTING AN INCOME
    TAX PROVISION:
        Net income, as reported                   $  3,783,400    $  1,962,000
        Imputed income tax provision                 1,475,500         765,200
                                                    ----------      ----------
           Pro forma net income                   $  2,307,900    $  1,196,800
                                                    ==========      ==========



        The accompanying notes are an integral part of these statements.

                                                  FLINT TV, INC.
                                                  --------------


                                   STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                   ---------------------------------------------

                                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  ----------------------------------------------



                                             Common Stock               Additional                                Total
                                   -------------------------------------  Paid-In         Accumulated          Stockholder's
                                         Shares            Value          Capital           Deficit               Equity
                                         ------            -----          -------           -------               ------
BALANCE, December 31,
    1993                                       -      $         -       $  9,026,000     $ (6,636,730)       $  2,389,270

    Cash dividends                             -                -                 -        (1,605,870)         (1,605,870)

    Net income                                 -                -                 -         1,962,000           1,962,000
                                        ---------       ----------        ----------       -----------         ----------
BALANCE, December 31,
    1994                                       -                -          9,026,000       (6,280,600)          2,745,400

    Cash dividends                             -                -                 -        (4,640,000)         (4,640,000)

    Net income                                 -                -                 -         3,783,400           3,783,400
                                        ---------       ----------        ----------       -----------         ----------
BALANCE, December 31,
    1995                                       -      $         -       $  9,026,000     $ (7,137,200)       $  1,888,800
                                        =========       ==========        ==========       ===========         ==========



        The accompanying notes are an integral part of these statements.


                                                  FLINT TV, INC.
                                                  --------------


                                             STATEMENTS OF CASH FLOWS
                                             ------------------------

                                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  ----------------------------------------------


                                                                                       1995               1994
                                                                                   -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                    $  3,783,400       $  1,962,000
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation and amortization                                                   20,600             46,900
        Provision for losses on accounts receivable                                         -              24,100
        Amortization of goodwill and other intangible assets                            11,500             11,500
        Amortization of program contract rights                                        896,900            881,600
        Loss on disposal of fixed assets                                                    -               5,700
    Changes in assets and liabilities:
        Increase in short-term investments                                            (291,600)          (258,000)
        Increase in accounts receivable                                               (317,500)          (204,600)
        Increase in other current assets                                                (6,500)            (1,500)
        Increase in other assets                                                      (104,300)           (44,400)
        (Decrease) increase in accounts payable                                        (26,500)             3,900
        Increase in due to related parties                                               4,600              3,000
        (Decrease) increase in accrued liabilities                                     (97,400)           204,000
        (Decrease) increase in unearned revenue                                        (55,200)            48,000
    Film rights payments                                                              (558,100)          (623,500)
                                                                                     ---------           --------
           Net cash provided by operating activities                                 3,259,900          2,058,700
                                                                                     ---------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment                                                 (2,300)           (43,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of long-term debt                                                             -              (8,930)
    Dividends paid                                                                  (4,640,000)        (1,605,870)
    Increase in deposit on sale                                                      1,000,000               -
                                                                                     ---------           --------
           Net cash flows used in financing activities                              (3,640,000)        (1,614,800)

           Net (decrease) increase in cash                                            (382,400)           400,400

CASH, beginning of year                                                                491,300             90,900
                                                                                     ---------           --------
CASH, end of year                                                                 $    108,900       $    491,300
                                                                                  ============       ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
    AND FINANCING ACTIVITIES:

    Film contract rights and liabilities acquired                                 $  1,334,100       $    593,670
                                                                                  ============       ============


        The accompanying notes are an integral part of these statements.

                                 FLINT TV, INC.
                                 --------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1995 AND 1994
                           --------------------------



1.   ORGANIZATION

        Flint TV, Inc., a Michigan corporation (the Company), owns and operates television station WSMH-TV, located in Flint, Michigan (the Station). The Company is a television broadcaster serving the mid-Michigan area through station WSMH on Channel 66, a Fox affiliate. (See Note 8 for information regarding sale of the Station)

Fiscal Year
- - -----------

The Company maintains its accounts on a fifty-two/fifty-three week year ending on the last Sunday of the calendar year. The fiscal years ended December 31, 1995 and 1994 contained 53 weeks and 52 weeks, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- - -------------------

The Station recognizes revenue on the sale of advertising air time when the related advertising is broadcast.

Cash and Cash Equivalents
- - -------------------------

For purposes of these financial statements, all cash and cash equivalents consist of cash and money market accounts. The cost of these cash and cash equivalents approximates their market value.

Short-Term Investments
- - ----------------------

Short-term investments represent short-term maturity money market funds that can be readily purchased or sold using established markets. These investments are stated at cost plus accrued income which approximates market value.

Program Contract Rights
- - -----------------------

The Station has entered into agreements with program distributors granting it the right to broadcast programs over contract periods which generally run from one to seven years. The total cost of each contract is recorded as an asset and liability when the license period begins and the program is available for its first showing. Amortization of program contract costs is generally computed under either a four year accelerated method or based on usage, whichever yields the greater amortization for each program. Program contract rights are stated at the lower of unamortized cost or net realizable value as estimated periodically by management. Contract payments are generally made in installments over a term somewhat shorter than the contract period.

Program contract rights expected to be amortized in the succeeding year and program contract rights payable due within one year are classified as current assets and current liabilities, respectively.

Property and Equipment
- - ----------------------

Property and equipment are stated at cost. The Company depreciates and amortizes property and equipment over the estimated useful lives of the assets, generally using accelerated methods.

Intangible Assets
- - -----------------

Intangible assets include value attributable to the license issued by the Federal Communications Commission (FCC) and goodwill representing the excess of the cost over the fair market value of the assets purchased and the liabilities assumed. These assets are amortized using the straight-line method over their estimated useful lives. The Company monitors the individual financial performance of the station and continually evaluates the realizability of goodwill and the existence of any impairment to its recoverability based on the projected future net income of the station.

Use of Estimates
- - ----------------

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and in the disclosures of contingent assets and liabilities. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying consolidated financial statements.

Reclassifications
- - -----------------

Certain   reclassifications  have  been  made  to  the  prior  year's  financial statements to conform with the current year presentation.

3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1995 and 1994:

                                                                     1995        1994
                                                                ----------    ----------

       Broadcasting equipment                                  $ 2,604,500   $ 3,004,500
       Machinery and equipment                                      20,100        20,000
       Furniture and fixtures                                      110,000       111,000
                                                                ----------    ----------
                                                                 2,734,600     3,135,500

       Less:  Accumulated depreciation and amortization         (2,700,600)   (3,083,200)
                                                                ----------    ----------
       Property and equipment, net                             $    34,000   $    52,300
                                                                ==========    ==========

4.   INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 1995 and 1994:

                                                                  Amortization
                                                                     Period             1995          1994
                                                                  ------------       ----------    ----------

             FCC license                                             25 years       $   225,000   $   225,000
             Goodwill                                                40 years           100,000       100,000
                                                                                     ----------     ---------
                                                                                        325,000       325,000

             Less:  Accumulated amortization                                           (115,000)     (103,500)
                                                                                     ----------     ---------
             Intangible assets, net                                                 $   210,000   $   221,500
                                                                                     ==========     =========

5.   RELATED PARTY TRANSACTIONS

An entity in which the majority shareholder of Flint TV, Inc. has ownership interests owns the building in which the Station operates. Rent expense paid in 1995 and 1994 was $102,000 and $25,500, respectively.

Two other entities in which the majority shareholder of Flint TV, Inc. has ownership interests provide administrative services to the Station. Payments for these services totaled $455,600 and $212,600 for 1995 and 1994, respectively.

During 1994, another entity in which the majority shareholder of Flint TV, Inc. had ownership interests provided programming services to the Station in the amount of $1,151,500, which is included in programming and production expenses in the accompanying statement of operations. This entity was sold by the majority shareholder in 1994 and, accordingly, no services were performed by this entity during 1995.

In addition, an entity partially owned by an affiliate of Flint TV, Inc. provides local radio advertising and administrative management services to the Station. Advertising expenses paid to this entity in 1995 and 1994 were $246,000 and $226,800, respectively. Administrative management expenses paid to this entity in 1995 and 1994 were $106,000 and $161,800, respectively.

6.   COMMITMENTS AND CONTINGENCIES

Program Contracts Payable

Future payments acquired under program contracts payable as of December 31, 1995, are as follows:

             1996                                                 $     848,000
             1997                                                       709,800
             1998                                                       305,200
             1999                                                        39,600
             2000                                                            -
             2001 and thereafter                                             -
                                                                     ----------
                                                                      1,902,600

             Less - Current portion                                    (848,000)
                                                                     ----------
             Long-term portion of program contracts payable       $   1,054,600
                                                                     ==========

In addition, the Station has entered into noncancelable commitments for future program rights aggregating $204,200 and $1,109,000 as of December 31, 1995 and 1994, respectively.

7.   INCOME TAXES

Flint TV, Inc. operates as an S corporation for income tax purposes and as a result, is generally not subject to Federal income taxes. Such income taxes are the obligation of the stockholders of Flint TV, Inc. In accordance with Company policy, Flint TV, Inc. does not record deferred income taxes.

A pro forma income tax provision, along with the related pro forma effect on net income, is presented in the accompanying statement of operations. These pro forma income taxes are the product of multiplying the estimated blended Federal and State effective rate of 39% by net income as reported in the statement of operations.

8.   SALE OF THE STATION

In May 1995, the Company entered into an option agreement with Sinclair Broadcast Group, Inc. (SBG) to acquire all of the license and non-license assets of the Company. The option purchase price was $1.0 million. In July 1995, SBG paid $1.0 million to exercise its option upon FCC consent. In February 1996, SBG consummated the acquisition for a purchase price of $35.4 million, at which time the balance of $34.4 million was paid.